UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

_________________

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)		22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2017, Steve L. Komar notified the Board of Directors of WidePoint Corporation (the “Company”) of his intent to retire as a member of the Company’s Board of Directors effective at the Company’s 2017 Annual Meeting of Stockholders to be held on December 14, 2017. Mr. Komar has served as a Director of the Company since December 1997 and also served as the Company’s Chief Executive Officer from December 2001 until January 2017. The Board of Directors would like to formally extend its gratitude to Mr. Komar for his years of service and contributions to the Company and the Board of Directors.

On October 10, 2017, the Board of Directors of the Company also accepted the resignation of James T. McCubbin as the Company’s Executive Vice President and Chief Financial Officer as a result of Mr. McCubbin’s desire to pursue other professional opportunities after successfully assisting the Company for the past 20 years, with Mr. McCubbin’s resignation from the Company being, effective October 31, 2017. Mr. McCubbin has served as an employee of the Company since November 1997 and as a member of the Company’s Board of Directors from November 1998 until June 2016. Mr. McCubbin remains available to serve as a consultant to the Company on an as-needed basis. The Board of Directors would like to formally extend its gratitude to Mr. McCubbin his years of service to the Company and wishes him well in his future endeavors.

In addition, effective October 31, 2017, the Company appointed Kito Mussa as the Company’s new interim Chief Financial Officer. Prior to his appointment as interim Chief Financial Officer, Mr. Mussa, age 41, has served as the Company’s Controller since 2012 and was promoted to Vice President and Controller in 2016. Mr. Mussa has played a key role driving changes in business practices and financial operations throughout the Company in a number of areas including but not limited to financial systems, financial reporting, internal controls, contracting, human resources, tax and legal compliance, and providing business advice to senior management and operational management. Mr. Mussa has strong industry expertise in information technology, healthcare, consumer finance and professional services as a result of his over 15+ years of experience in public accounting at Moss Adams LLP and PricewaterhouseCoopers LLP providing audit, business valuation and management advisory services to public and privately held corporations. Mr. Mussa also held the role of SEC Director of Financial Reporting at American Express from 2004 through 2007 where he was responsible for implementing and overseeing internal control over SEC and management financial reporting, streamlining and automating financial reporting, migrating and consolidating accounting operations, as well as assisting with Form 10 registration filings related to the spin-off of Ameriprise Financial and establishing financial reporting structures at the newly formed company. He is a licensed certified public accountant in Washington and Virginia and holds several globally recognized credentials in the areas of financial accounting, forensic accounting and international financial management. Mr. Mussa holds Bachelor’s Degrees in Accounting and Finance from Seattle University. There are no family relationships between Mr. Mussa and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Mussa that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release regarding these events is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ Jin Kang
Date:	October 16, 2017	Jin Kang
Chief Executive Officer